EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (hereinafter "Agreement") is made and entered into effective as of the first day of December, 1999, by and between DAEDALUS BUILDING SYSTEMS, INC, a Delaware Corporation (hereinafter "Employer") and DAVID LIGHTBODY (hereinafter "Employee").

         WHEREAS, Employer is engaged in the business of manufacturing and selling building systems to build housing units worldwide, and desires to employ Employee to act as Executive Vice President; and

         WHEREAS, Employee desires to accept employment to act as Executive Vice President and as an employee of Employer; and

         WHEREAS, Employer has offered Employee reasonable compensation in consideration for such employment pursuant to certain terms and conditions set forth herein and Employee hereby accepts such offer.

         NOW, THEREFORE, for and in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer and Employee hereby agree as follows:

         1. Term. The term of Employee's employment under this Agreement shall commence on December 1, 1999, and shall continue thereafter until November 30, 2002, except as otherwise provided herein (the "Term").

         2. Duties and Services. Employee agrees to devote appropriate time and attention to the business of Employer for the benefit of Employer. The expenditure of reasonable amounts of time for other business activities shall not be deemed a breach of this Agreement, provided such activities do not materially interfere with the services to be rendered hereunder. Any outside employment must be pre-approved by the Employer, except for employment by companies now known as Daedalus Products, Inc., Daedalus IT, Inc., or any of the Chesapeake companies.

         3. Compensation. As compensation for services provided by Employee and as long as Employee is not in default hereunder, Employer shall pay Employee per annum as follows: Year 1 the sum of $ 130,000.00; Year 2 the sum of $ 160,000.00; Year 3 the sum of $ 190,000.00. The compensation shall be paid periodically in accordance with Employer's normal payroll procedures; provided, however, that compensation payable to Employee after the Term shall be payable in accordance with Section 11 of this Agreement. Further, at the option of the Employer, the Employee may be paid a bonus based upon the financial condition of the company and upon consideration of Employee's contributions to the company.

         4. Disclosure and Ownership of Information.

                  a. Employee recognized and agrees that the business of Employer and its business interests require a confidential relationship between Employer and its employees and the fullest practical protection and confidential treatment of its trade secrets, trade practices, prospects, transactions, business lists, business information, business files and other knowledge of business which will be or have been


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         conceived, developed or learned by Employee during Employee's course of employment with Employer. Accordingly, during Employee's term of employment with Employer and thereafter, Employee will: (i) keep secret and confidential all such information, trade secrets, trade practices, prospects, transactions, business lists, business information, business files and other business practices of Employer; (ii) not use or aid others in using, directly or indirectly, the same in competition with Employer; and (iii) will not contact or solicit the customers, employees or creditors of Employer in any manner which relates to any business engaged in by Employer.

                  b. Notwithstanding anything to the contrary in subsection (a) of this section, Employer and Employee agree that all housing related inventions, housing related ideas, housing related plans, housing related reports, or housing related processes which are conceived, invented, prepared or developed primarily by Employee during Employee's employment with the Employer shall be the sole and exclusive property of Employer.

                  c. Employer and Employee agree that all inventions, ideas, plans, reports, prospects or processes or other results of labor which are conceived, invented, prepared or developed, in whole or in part, during Employee's employment with the employer, by or with the assistance of Employee and with or without the assistance of Employer or other employees of Employer shall be the sole and exclusive property of Employer, and Employee shall, upon request by Employer at any time, execute assignments of the same or other similar documents in favor of Employer.

                  d. During the term of this Agreement, Employee shall have access to and become acquainted with various trade secrets and/or confidential or proprietary information, including but not limited to protocols, procedures, policies, business or strategic plans, business accounts, financial information, contracts, risk management or quality assurance information, and other records of Employer (some of which may be developed in part by Employee under this Agreement), which items are owned exclusively by Employer and, to the extent created by Employee, shall be deemed work for hire, and used in the operation of its business (the "Confidential Information"). Employee acknowledges that the Confidential Information is secret, confidential and proprietary to Employer and has been disclosed to and/or obtained by Employee in confidence and trust for the sole purpose of using the same for the sole benefit of Employer. During his employment and after the termination or expiration of his employment, Employee shall not divulge any of the Confidential Information to any other person or entity or use the Confidential Information for his own benefit or for the benefit of any other person or entity, without the prior written consent, Employer, which consent may be withheld in its sole discretion.

                  e. The parties agree that the terms of this Section 4 shall survive termination or expiration of this Agreement. The existence of any claim or cause of action against Employer by Employee, whether predicated on this Agreement or otherwise, shall not constitute a defense to enforcement of this Section.

         5. Covenant Not to Compete.

                  a. Employee agrees that while employed by Employer, Employee will not, directly or indirectly, own, operate, participate in, undertake any employment with or have any interest in any business enterprise which is competitive with the business engaged in by


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         Employer; provided, that this section shall not be interpreted to limit the activities of the Employee when such Employee is acting as the agent of Employer.

                  b. For a period of sixty (60) months following the termination of employment hereunder, Employee shall not, directly or indirectly, own, operate, participate in, undertake any employment with or have any interest in any business which is involved in providing housing or dwelling units made of composites or other materials.

         6. Damages for Breach of Sections 6 and 7. In the event Employee breaches or threatens to breach any of the covenants contained in Sections 6 or 7 hereof, Employer shall have any and all rights and remedies at law or in equity against Employee, including, but not limited to, the right to obtain compensatory damages from Employee. Employer may offset any amounts due Employee from Employer against amounts due Employer hereunder. The rights and remedies provided in this Section are in addition to any and all rights and remedies Employer has, including the right of injunction, pursuant to Section 16 hereof. Upon request of Employer, Employee shall submit to arbitration as provided in
Section 19 hereof.

         7. Reasonableness of Restrictions.

                  (a) Employee has carefully read and considered the provisions of Paragraph 6, 7 and 8 and, having done so, agrees that the restrictions set forth in these paragraphs, including, but not limited to, the time period of restriction are fair and reasonable and are reasonably required for the protection of the interests of employer and its officer, directors, shareholders and other employees.

                  (b) In the event that, notwithstanding the foregoing, any of the provisions of Paragraphs 6, 7 and 8 shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of the said Paragraphs relating to the time period shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas or amount such court deems reasonable and enforceable, the time period deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period.

         8. Benefit Plans. Employee shall be provided the opportunity to participate in any group health and life insurance plans, medical reimbursement plans, pension plans, profit sharing plans, and any other employee benefit plans or other fringe benefits available to other physician employees of Employer, whether now existing or hereafter created. Additionally, the employee will be provided the opportunity to participate in any program of higher education, at the expense of the company, so long as it relates directly to the business of the Employer and to the functions for which the Employee is employed.

         9. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and either personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the employer at its principal place of business and to the Employee at his or her last known residential address.

         10.  Arbitration;  Injunctive  Relief.  Except as otherwise provided in
Section 8 hereof, any dispute or controversy arising under this Agreement and relating to damages shall be settled by submitting the same to arbitration under the commercial rules of the American Arbitration Association, as then in effect,


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in Alexandria,  Virginia. Any decision or determination from such an arbitration proceeding shall be final and binding and may be entered in any court having jurisdiction thereof, unless the decision or determination is in manifest disregard of the applicable law. Employee and Employer acknowledge, however, that in many situations damages are an inadequate remedy at law for the breach of many of the terms hereof (including, but not limited to, the covenants of Employee contained in Sections 6 and 7 hereof) and, accordingly, Employer is hereby granted and shall have the right of injunction (any requirements for posting of bonds for injunction are hereby expressly waived), and such other and further relief in equity as Employer may be entitled to receive under the laws of the Commonwealth of Virginia, in the event Employee breaches or threatens to breach any of the covenants or agreements contained herein. In the event any provisions hereof shall be modified or held ineffective by any arbitrator or any court in any respect, such determination or adjudication shall not invalidate or render ineffective the balance of the provisions hereof, and the provisions hereof shall be enforced to the maximum extent allowed by law.

         11. Entire Agreement. The Agreement represents the entire and final agreement between the parties. The parties hereto have read the terms and conditions of their Agreement before signing the same, and hereby agree that no statement, agreement or understanding, whether oral or written, not contained herein will be recognized or enforced.

         12. Miscellaneous. This Agreement shall be governed by the laws of the Commonwealth of Virginia and shall be enforceable in Alexandria or Fairfax, Virginia, and shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives. This Agreement may be amended only in a writing signed by Employer and Employee. Any waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any part or of any other provision hereof. A waiver of any of the terms and conditions hereof shall not be construed as a general waiver by Employer, and employer shall be free to reinstate any such term or condition, with or without notice to Employee.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the first date stated above.

                                                EMPLOYER:
                                                DAEDALUS BUILDING SYSTEMS, INC.


                                                /s/
                                                    --------------------------
                                                    EDWARD A. McCULLOCH
                                                    President

                                                EMPLOYEE:


                                                /s/
                                                    --------------------------
                                                     DAVID LIGHTBODY







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